UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Rule 14a-101)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

MILLIPORE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Privileged and Confidential

To:	Millipore Worldwide Employees

From:	Martin Madaus, President & CEO

Re:	Update on Merck KGaA Transaction Process

Date:

As I mentioned to you a few weeks ago, we are committed to keeping all employees updated on the process and timing relating to our agreement with Merck KGaA as information is available.

Last week, a preliminary proxy statement was filed with the US Securities and Exchange Commission (SEC) that describes both companies, the history of the negotiations, the material terms of the agreement and many other disclosures required by the SEC. Following the completion of the SEC review process (the timing of which is not certain), Millipore will set a date for a special meeting of shareholders and mail to each shareholder, in advance of the meeting, a final proxy statement and proxy request.

We expect the closing to take place by the early part of the third quarter of 2010, assuming all regulatory reviews have been completed and all other closing conditions in the agreement, including receipt of our shareholders approval, have been satisfied at that time.

To view a copy of the Proxy Statement, please visit the micro site on MilliporeNow by clicking here. You can also go to this site to view copies of other documents relating to the agreement, including Employee FAQ documents.

Integration Planning

We will provide you with more information regarding integration planning activities during the next few weeks. As Dr. Kley said at our recent employee Town Hall meeting, Merck KGaA intends to apply the ‘best of both worlds’ approach across all operating business functions in combining the two businesses. You may be invited to join a team and give input that will facilitate this process.

As we move through the integration planning process, we will provide you with information on our planning for the combined organization as it becomes available. I am very excited about the new world-class partner we are planning to create for the Life Science sector, which will represent expanded opportunities for both our employees and our customers.

I want to thank you for your continued support and for staying focused on providing our customers with the very best products and services.

Cautionary Statements

The statements herein that are not historical facts are forward-looking statements that involve substantial risks and uncertainties, including, without limitation, our ability to consummate the transaction referred to above. Please refer to Millipore Corporation’s (“Millipore”) filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Reports on Forms 10-K and 10-K/A, for more information on additional risks that could cause actual results to differ from the forward-looking statements made herein. These forward-looking statements are made as of the date hereof and Millipore assumes no obligation to update them, whether as a result of new information, future events or otherwise, except as may otherwise be required by law.

On March 24, 2010, Millipore filed with the SEC a preliminary proxy statement regarding the proposed business combination transaction referred to in the foregoing information.  In addition, Millipore will prepare and file with the SEC a definitive proxy statement and other documents regarding the proposed transaction.  Investors and security holders are urged to read the definitive proxy statement, when it becomes available, because it will contain important information.  The definitive proxy statement will be sent to shareholders of Millipore seeking their approval of the proposed transaction.  Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed with the SEC by Millipore at the SEC’s website at www.sec.gov.  The definitive proxy statement (when it is available) and these other documents may also be obtained for free from Millipore by directing a request to Joshua S. Young, Director of Investor Relations for Millipore, at 978-715-1527.

A detailed list of names, affiliations and interests of Millipore participants in the solicitation of proxies of Millipore to approve the proposed business combination is included in the preliminary proxy statement.